            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


                              GIVE THE
                              SOCIAL
FOR THIS TYPE OF ACCOUNT:     SECURITY
                              NUMBER OF--
----------------------------- ----------------------------
1.  An individual             The individual

2.  Two or more               The actual owner of the
    individuals               account, or, if combined
    (joint account)           funds, the first individual
                              on the account(1)

3.  Custodian account of      The minor(2)
    a minor (Uniform Gift
    to Minors Act)

4.  a. The usual revocable    The grantor-trustee(1)
       savings trust
       (grantor is also
       trustee)

    b. So-called trust        The actual owner(1)
       account that is not
       a legal or valid
       trust under state
       law

5.  Sole proprietorship       The owner(3)


                                GIVE THE
                                EMPLOYER
FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION
                                NUMBER OF--
------------------------------  ----------------------
6.  Sole proprietorship         The owner(3)
    account

7.  A valid trust, estate       Legal entity(4)
    or pension trust

8.  Corporate                   The corporation

9.  Association, club,          The organization
    religious, charitable,
    educational, or other
    tax-exempt
    organization

10. Partnership                 The partnership

11. A broker or                 The broker or nominee
    registered nominee

12. Account with the            The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.


2    Circle the minor's name and furnish the minor's social security number.


3 You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.


4 List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the person, representative or trustee unless the legal entity itself is not designated in the account title.)


NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration or Form SS-4, Applications for Employer Identification Number, at the Internal Revenue Service (the "IRS") and apply for a number.

If you do not have a number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the substitute Form W-9 and return it to the payor. You must provide a payor with a taxpayer identification number within 60 days. During this 60-day period, a payor has two options for withholding on reportable interest or dividend payments:

(1) a payor must backup withhold on any withdrawals you make from the account after 7 business days after a payor receives the substitute Form W-9: or

(2) a payor must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. Under this option, backup withholding must begin no later than 7 business days after a payor receives the Substitute Form W-9. Under this option, a payor must refund the amounts withheld if a payor receives your certified taxpayer identification number within the 60-day period and you are not otherwise subject to backup withholding during the period.

With respect to other reportable payments, if a payor does not receive your taxpayer identification number within the 60 days, a payor must backup withhold until you furnish your taxpayer identification number.


CERTIFICATION

For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct taxpayer identification number to a payor, you must cross out item 2 in Part 3 before signing the form.


PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement account or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(1)(2) of the Code.

 o  The United States or any of its agencies or instrumentalities.

 o A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

 o A foreign government or any of its political subdivisions, agencies or instrumentalities.

 o  An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include the following:

 o  A corporation.

 o  A financial institution.

 o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

 o  A real estate investment trust.

 o  A common trust fund operated by a bank under section 584(a) of the Code.

 o An entity registered at all times during the tax year under the Investment Company Act of 1940.

 o  A foreign central bank of issue.

Payments of interest not generally subject to backup withholding include the following:

 o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your current taxpayer identification number to the payor.

 o Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

 o Payments described in section 6049(b)(5) of the Code to non-resident aliens.

 o  Payments on tax-free covenant funds under section 1451 of the Code.

 o  Payments made by certain foreign organizations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and their regulations.


PRIVACY ACT NOTICE

Section 6109 of the Code requires recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The Payor must be given the numbers whether or not recipients are required to file the tax returns. Payors must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS.


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